Exhibit 99.1

2930 W. Sam Houston Pkwy N.

Suite 300

Houston, Texas 77043

phone: 713-849-9911

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

(713) 849-9911

Flotek Industries Announces Fourth Quarter and Year-End 2010 Earnings and

Conference Call Schedule, Provides Operational and Financial Update and Announces

Mandatory Conversion of Preferred Stock

•	Flotek sets 2010 annual earnings release for March 16, 2011; conference call set for March 17, 2011.

•	Flotek provides updates on fourth quarter and year-end financial position, operations and balance sheet, announces year-end cash balance of approximately $19 million.

•	Company announces mandatory conversion process for Series A Cumulative Convertible Preferred Stock

•	Flotek announces non-cash expense items expected in 2010 10-K

•	John Chisholm to present at IPAA Investment Conference on Friday, February 4, 2011.

HOUSTON, February 4/PRNewswire-FirstCall/ — Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) will host a conference call on Thursday, March 17, 2011 at 7:30 a.m. Central Time to discuss its operating results for 2010. Flotek intends to provide dial-in information through a press release on March 16, 2011.

Flotek plans to file its 10-K after the market close on March 16, 2011. In addition, the Company will provide additional details regarding operating results in a press release after the market close on March 16, 2011.

Financial and Operational Update

Continued increases in the North American rig count as well as accelerated gains in market share across Flotek’s business segments are expected to provide improved operating results for the fourth quarter of 2010. In addition, continued progress on the Company’s international initiatives, new product applications and the reorganization of the Company’s sales and marketing efforts continued to benefit Flotek’s operating results.

2930 W. Sam Houston Pkwy N.

Suite 300

Houston, Texas 77043

phone: 713-849-9911

Although financial results for the fourth quarter 2010 have not been finalized, the Company expects revenues for the fourth quarter to exceed $45 million. Moreover, monthly sequential revenues are expected to show consistent improvement over each of the three months. Across operating segments, the Company experienced firm to modestly stronger pricing in the fourth quarter, with the traditional holiday slowdowns having only modest impact on order flow. Revenues for the full year 2010 are expected to exceed $145 million.

“The efforts of the entire Flotek team contributed to a solid conclusion to 2010 in all respects,” said Flotek Chairman and President John Chisholm. “While plenty of hard work remains to reach our goals of durable profitability and global market penetration, the commitment and dedication of every member of the Flotek family helped Flotek regain its place as a leading, small-cap leader in the oilfield service sector.

“A key goal in 2010 – and an internal measure of success – was to reach a positive net operating income run rate by the end of the year,” added Chisholm. “The focus of every Flotek team member on creating new opportunities for revenue and making sure every dollar spent stood in support of profitable growth helped us reach our objective. In 2011, we will strive to build on 2010’s success and return the company to positive net income, a goal – while challenging – is one that the entire Flotek team believes can and will be achieved.”

Flotek continues to improve its balance sheet. As of December 31, 2010, Flotek’s cash balance was approximately $19 million. In addition, the Company continues to reduce its overall debt levels. On December 31, 2010, the Company made an additional $500,000 principal payment on its Senior Secured Credit Facility, reducing the current principal amount outstanding under the facility to approximately $33.6 million. Additional payments required to be made under the credit facility in March, 2011 are expected to further reduce the outstanding balance.

“The improvement in our balance sheet and cash position are just as important as the acceleration in operating results,” added Chisholm. “While we understand that cash levels will fluctuate and that we must be vigilant in addressing the remaining balance sheet challenges, Flotek is much better positioned to address these issues in the coming year. We have positioned ourselves appropriately to continue to reduce our senior debt, explore a wide variety of options to address the outstanding convertible debt and reach our 2011 goal of crafting a healthier balance sheet with more traditional lending relationships.”

Operationally, all three operating segments of the Company are expected to post sequential revenue growth in the fourth quarter.

In the chemicals segment, an increase in horizontal completion activity provided additional revenue opportunities for Flotek’s complex nano-fluid micro-emulsifiers. In addition, Flotek

2930 W. Sam Houston Pkwy N.

Suite 300

Houston, Texas 77043

phone: 713-849-9911

continues to execute on its strategy to expand its product offerings to reach liquids opportunities. The company is seeing opportunities in primary liquids production in both the Eagle Ford and Niobrara as well as continuing to develop its surfactant technology to address enhanced oil recovery opportunities. In addition, the push to create more “environmentally friendly” drilling and completion chemicals provides Flotek with an opportunity to showcase its longstanding commitment to environmental stewardship in the oilfield, including its suite of environmentally friendly surfactants and other drilling and completion chemicals. Flotek’s commitment to environmentally sensitive drilling chemicals began nearly a decade ago when it filed for its first patent of its microemulsion technology in 2003.

On the international front, the Company continues to see opportunities to apply its industry-leading technology to unconventional gas developments abroad. To date, Flotek chemicals have been used in initial unconventional gas completions in Poland, Turkey and the Paris Basin.

Flotek’s downhole drilling tools segment continues to benefit from an increase in drilling activity in key domestic basins. The Company has been especially pleased with growth in drilling motor demand.

Teledrift, Flotek’s Measurement While Drilling (MWD) tool, continues to gain market share domestically as the company has retooled its marketing efforts, resulting in meaningful growth in key regions, including West Texas. In addition, the Company continues to develop Teledrift business internationally, including work in the Middle East and South America.

Flotek’s artificial lift segment continues to experience growth by gaining market share with its Coal Bed Methane production systems, primarily in the Powder River Basin. As noted in the third quarter, a new contract with a major Powder River Basin producer pushed both revenue and profit growth in the second-half of 2010.

“We are pleased with our operational performance in 2010,” said Chisholm. “However, now that we have a taste of what is possible by focusing on what is important and doing the right things, the Flotek team is focused on building a better company in 2011. We also know that expectations will be heightened in 2011 as a result of our success in 2010. Tempering that success is the short-term reality that the first quarter is traditionally the most moderate of the year given potential weather and regulatory interruptions. However, we are committed to both sequential and year-over-year growth in 2011 and think the excitement of new products, new applications and new territories will help us meet our goals in the coming year.”

Conversion of Preferred Stock

2930 W. Sam Houston Pkwy N.

Suite 300

Houston, Texas 77043

phone: 713-849-9911

On February 3, 2011, the Company gave notice to the holders of its Series A Cumulative Convertible Preferred Stock (“Preferred Stock”) that it was exercising its mandatory conversion rights. This will result in the conversion of the all 10,030 outstanding shares of Preferred Stock. Each share of Preferred Stock will be converted into 434.782 shares of common stock resulting in the issuance of approximately 4.36 million Flotek common shares. Resulting fractional shares will be paid in cash.

In addition, Flotek will pay each Preferred Stockholder dividends that will satisfy the requirement that the Company pay holders a minimum of eight (8) quarterly dividends should the Preferred shares be mandatorily converted prior to the second anniversary of the issuance of the Preferred Stock. Such dividends will also be paid in common stock.

“We are pleased to be in a position to further simplify our balance sheet by exercising our Preferred Stock conversion rights,” said Chisholm. “We are thankful that a key group of investors agreed to help Flotek begin the repositioning process in August of 2009 with the funding of this preferred offering. While the roadmap was not always clear, the investors’ commitment to the Company provided the capital necessary to reposition Flotek and create the platform we have built for growth into 2011. We are delighted these important Flotek stakeholders will now be common stockholders in our Company and welcome their continued involvement.”

Non-Cash Expense Items

As discussed in the third quarter earnings results and conference call, Flotek has undertaken a comprehensive review of all fixed assets of the Company, including its fleet of rental tools, many of which were obtained in acquisitions made by previous management in previous years.

As a result of that review and considering current and future market conditions, the Company has determined it is appropriate to record a write-down of fixed assets which the Company expects not to exceed $10 million. The adjustment is comprised almost entirely of assets held in the Company’s downhole tool division. The adjustment has no impact on the cash position of the Company and is subject to final review and adjustment by the Company’s independent auditors.

“From the beginning of my tenure I pledged to Flotek stakeholders that our financial presentations would be transparent, straightforward and accurate,” added Chisholm. “While we do not take any adjustment to our balance sheet lightly, we also firmly believe that the decision to adjust the value of our fixed assets provides an accurate picture of our assets given the current market. Our accounting and operations teams – led by Chief Accounting Officer Johnna Kokenge and Executive Vice President Steve Reeves – have tirelessly reviewed every fixed asset

2930 W. Sam Houston Pkwy N.

Suite 300

Houston, Texas 77043

phone: 713-849-9911

of the Company, and we believe this adjustment results in a more precise view of Flotek’s asset profile.”

In addition, as described in previous 2010 quarterly filings, the Company is required to account for the fair value of the potential liability of outstanding warrants as an expense on its income statement. The magnitude of that liability is impacted by the number of warrants outstanding and the price of the underlying common equity. This is a non-cash expense that will be reversed and removed upon exercise or expiration of the warrants. In no event will the expense result in any cash liability for the Company. In the fourth quarter, the Company will record approximately $19 million of non-cash expense related to this accounting treatment.

“Flotek will always do its best to provide the most complete and accurate financial information to its stakeholders in accordance with Generally Accepted Accounting Principles,” said Chisholm. “That said, this arcane, technical accounting treatment ignores the positive cash impact of the warrants. In contrast to the recorded liability, these same warrants, some of which were exercised to purchase shares of common stock in the fourth quarter, provided an additional $4.5 million in cash for Flotek, clearly an asset for the Company.”

Presentation at Independent Petroleum Association of America Oil & Gas Symposium

As previously announced, Flotek will make a presentation at the Independent Petroleum Association of America (IPAA) Florida Oil and Gas Investment Symposium in Hollywood, Florida on Friday, February 4, 2011. John Chisholm, Chairman and President of Flotek, will present to conference attendees beginning at 9:25am EST.

A webcast of Flotek’s IPAA presentation can be accessed at http://www.investorcalendar.com/CEPage.asp?ID=163219 or by visiting the company website at http://www.flotekind.com and accessing the Investor Relations section. The presentation will be webcast live beginning at 9:25 am EST on Friday, February 4, 2011. The presentation slides will be available on the Flotek website coincident with the conference presentation.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of innovative specialty chemicals and down-hole drilling and production equipment. Flotek manages automated bulk material handling, loading and blending facilities. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

2930 W. Sam Houston Pkwy N.

Suite 300

Houston, Texas 77043

phone: 713-849-9911

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section) and Form 10-Q, and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.